SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     April 6, 2001
                                                   -----------------


                             NEWAGECITIES.COM, INC.
                           -------------------------
             (Exact name of registrant as specified in its charter)


        Florida                        333-86347                 91 0927532
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File           (IRS Employer
 or incorporation)                      Number)              Identification No.)


        1401 Johnson Ferry road, Suite 328 F-36, Marrietta, Georgia 30062
      ---------------------------------------------------------------------
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code      (770) 948-7845
                                                   -------------------------


          1811 South Rogers Circle, Suite 5, Boca Raton, Florida 33487 (Former name or former address, if changed since last report)

ITEMS 1.& 2    CHANGE IN CONTROL OF REGISTRANT AND ACQUISITION OR DISPOSITION OF
               ASSETS

         On April 6, 2001, Newagecities.com, Inc. ("NAC"), and its wholly-owned subsidiary, New Leaf Distributing Company, entered into an Agreement and Plan of Merger ("Agreement") with Al-Wali Corporation ("Al-Wali"). Pursuant to the Agreement, upon the close of the transaction, NAC will acquire all of the issued and outstanding shares of Al-Wali and Al-Wali will become a wholly-owned subsidiary of NAC. As consideration for the shares of Al-Wali, NAC will issue an aggregate of 9,147,571 shares of NAC's common stock and an aggregate of $250,000 of 8% promissory notes to the former Al-Wali stockholders. NAC shall have the right to repurchase 3,147,571 of the shares of NAC's common stock issued pursuant to the Agreement three years after the effective time of the merger, for $.20 per share. The holders of the 3,147,571 NAC shares subject to NAC's repurchase rights shall, as of the effective time of the merger, irrevocably appoint Joseph Ardito and Kenneth Shenkman, jointly, as his/her proxy with respect to such shares, for a period of 35 months from the effective time of the merger.

         As a condition to closing the merger transaction, NAC must raise a minimum of $2,000,000 through a private placement of NAC common stock within 60 days of the date of the Agreement. In the event NAC fails to raise at least $2,000,000 within the 60 day period, Al-Wali may either extend the period or terminate the Agreement.

         Following the transaction, Al-Wali's former stockholders will own approximately 53.24% of NAC's issued and outstanding shares. The terms of the Agreement are a result of arms-length bargaining, and there was no previous relationship between NAC and Al-Wali and/or its stockholders.

         At the closing of the transaction, Joseph Ardito, Richard Bellezza, Kenneth Shenkman, and Stanely Siegel shall serve as NAC's board of directors; and Joesph Ardito shall be NAC's Chief Executive Officer, Richard Bellezza shall be NAC's Treasurer, and Kenneth Shenkman shall be NAC's President and Secretary.

         Al-Wali specializes in the wholesale distribution of books and other items to the new age market. Al-Wali's corporate headquarters are located at 401 Lithia Springs, Georgia.


ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS:

         (a)      Financial Statements:

                  Financial Statements of Al-Wali Corporation for the period specified by Rule 3-05(b) of Regulation S-X will be filed by Amendment no later than 75 days after the effective date of the merger transaction.

         (b) Pro Forma Financial Information required pursuant to Article 11 of Regulation S-X will be filed by Amendment no later than 75 days after the effective date of the merger transaction.

         (c)      Exhibits:

                  2.1   Agreement and Plan of Merger  between  Newagecities.com,
                        Inc.,  New  Leaf  Distributing   Company   and   Al-Wali
                        Corporation, dated April 6, 2001.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NEWAGECITIES.COM, INC.


                                                  By:/s/ Kenneth Shenkman
                                                     ---------------------------
                                                     Kenneth Shenkman, President


DATED: April 19, 2001